UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    June 29, 2015

Commission File No. 001-13349

BAR HARBOR BANKSHARES

(Exact name of registrant as specified in its charter)

Maine	01-0393663
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

PO Box 400
82 Main Street, Bar Harbor, ME	04609-0400
(Address of principal executive offices)	(Zip Code)

(207) 288-3314

(Registrant's telephone number, including area code)

Inapplicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01 Regulation FD Disclosure	Page 1

Item 9.01 Financial Statements and Exhibits	Page 1

Signatures	Page 1

Exhibit Index	Page 2

ITEM 7.01

Regulation FD Disclosure

Bar Harbor Bankshares (the “Company”) (NYSE MKT: BHB) the parent company of Bar Harbor Bank & Trust, issued a press release today announcing that it has been selected to be added to the Russell 2000 and Russell 3000 indices effective after the stock market close of June 29, 2015.  Bar Harbor Bankshares will trade as a member of the Russell 2000 and Russell 3000 Indices’ of companies.  These indices are comprised of publicly traded domestic companies who meet the criteria of the indices, principally market capitalization.  Member companies are added or deleted annually as the indices are reconstituted each June.  Member companies have no influence on their addition or deletion to or from the index.  A copy of the Company’s press release is furnished with this current report as an exhibit.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

      Exhibits No. Description

99.1

Copy of Company’s press release dated June 29, 2015 is furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 29, 2015

BAR HARBOR BANKSHARES

 /s/ Gerald Shencavitz

Gerald Shencavitz

EVP & Chief Financial Officer

Exhibit Index

Exhibit No.

Description

99.1

Copy of Company’s press release dated June 29, 2015

Exhibit 99.1

PRESS RELEASE

For more information contact:

FOR IMMEDIATE RELEASE

Curtis C. Simard

President and Chief Executive Officer

(207) 288-3314

BAR HARBOR BANKSHARES ADDED TO RUSSELL 2000 AND RUSSELL 3000 INDICES

BAR HARBOR, Maine (June 29, 2015) – Bar Harbor Bankshares (NYSE MKT: BHB) (the “Company”) the parent company of Bar Harbor Bank & Trust, today announced that it has been added to the Russell 2000 and Russell 3000 indices effective after the stock market close of June 29, 2015.

The indices are comprised of publicly traded companies who meet the criteria of the indices. Member companies are drawn from the 4000 largest U.S. companies meeting the indices’ criteria as of the end of each May and are added or deleted annually as the indices are reconstituted each June. Russell determines membership for its equity indices primarily by objective market capitalization rankings and style attributes. The Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies. Approximately $5.7 trillion in assets are benchmarked to the Russell’s U.S. indexes. Russell indexes are part of FTSE Russell, a leading global index provider.

In making the announcement, Bar Harbor Bankshares President & CEO, Curtis C. Simard said, “We are very pleased with the Company’s inclusion in these widely-recognized indices.  We believe that the Company’s inclusion reflects well upon our earnings and stock price performance.”

About Bar Harbor Bankshares

Bar Harbor Bankshares is the parent company of its wholly owned subsidiary, Bar Harbor Bank & Trust.  Bar Harbor Bank & Trust, founded in 1887, provides full service community banking with fifteen branch office locations serving downeast, midcoast and central Maine.

About FTSE Russell

FTSE Russell is a global index leader that provides innovative benchmarking, analytics and data solutions for investors worldwide. FTSE Russell calculates thousands of indexes that measure and benchmark markets and asset classes in more than 80 countries, covering 98% of the investable market globally and trading on over 25 exchanges worldwide.

FTSE Russell index expertise and products are used extensively by institutional and retail investors globally. Leading asset owners, asset managers, ETF providers and investment banks use FTSE Russell indexes to benchmark their investment performance and create ETFs, structured products and index-based derivatives.

A core set of universal principles guides FTSE Russell index design and management: a transparent rules-based methodology is informed by independent committees of leading market participants. FTSE Russell is focused on applying the highest industry standards in index design and governance. FTSE Russell is also focused on index innovation and client collaboration as it seeks to enhance the breadth, depth and reach of its offering.

FTSE Russell is wholly owned by London Stock Exchange Group. For more information, visit www.ftserussell.com.

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